FOR IMMEDIATE RELEASE
Citigroup Inc. (NYSE: C)
Nikko Cordial Corporation (TSE: 8603)

Citigroup and Nikko Cordial Agree on
Comprehensive Strategic Alliance

Tokyo, March 6, 2007 - Citigroup Inc. and Nikko Cordial Corporation today announced that they have agreed to form a comprehensive strategic alliance, consisting of a broad-ranging business alliance and a capital alliance in which Citigroup would launch a tender offer for the purpose of becoming Nikko Cordial’s majority shareholder. Citigroup and Nikko Cordial said that their alliance agreement was signed today following approval by their respective boards of directors.

1. Objectives of the Alliance

Citigroup and Nikko Cordial are forming the alliance in order to create one of Japan’s leading financial services groups and to enable the combined franchise to pursue important new growth opportunities, giving due respect to Japanese culture and business practices. The alliance capitalizes on their highly complementary businesses and capabilities, leverages their longstanding cooperative relationship and builds upon the success of their existing joint ventures. This includes Nikko Citigroup Limited, one of Japan’s leading investment banks and a strategically important part of Citigroup’s capital markets and banking business globally.

The two companies also said that, by announcing the new alliance agreement today, they intended to preserve the value of Nikko Cordial’s franchise for the benefit of all interested stakeholders, including Nikko Cordial’s shareholders, customers, employees and business partners, while also ensuring stability in the securities market and restoring investor trust and confidence.

2. Summary of Business Alliance

Under the direction of a joint steering committee that will soon be formed to begin implementing the new business alliance, Citigroup and Nikko Cordial intend to:

•
Retail businesses. Create a new alliance between Nikko Cordial’s leading retail brokerage business and Citigroup's established retail banking and credit card businesses to enable the combined franchise to offer retail customers a comprehensive set of quality products and services, including brokerage, funds, deposits, foreign exchange, loans and credit cards.

•
Capital markets & banking businesses. Enhance Nikko Citigroup Limited’s premier investment banking franchise by expanding its ability to deliver integrated solutions on an exclusive basis for corporate and institutional clients of Citigroup and Nikko Cordial, and strengthen Citigroup's corporate banking business and Nikko Cordial's wholesale securities business by expanding their joint cross-marketing efforts.

•	Asset management. Identify opportunities for collaboration between Nikko Asset Management and Citigroup in distributing fund products.

•
Principal investments. Leverage Citigroup’s considerable know-how and expertise in principal investments and private equity to help develop a strategic solution for Nikko Principal Investments (NPI) while allowing Nikko Cordial to prudently manage NPI’s sizeable portfolio of investments.

•
Technology & administrative services. Examine the efficiencies of scale that would be available from combining under common management the technology and administrative support platforms used by Nikko Cordial companies and Citigroup companies in Japan.

•
Organization structure. Develop an overall group organization structure to maximize benefits and efficiencies in business organization, capital usage, credit ratings and the like - while taking due account of relevant accounting, tax, treasury and regulatory considerations.

•	People. Leverage the talent and leadership that exists within Nikko Cordial today to develop the management team that will help lead the combined franchise in Japan going forward.

Citigroup and Nikko Cordial added that significantly expanding their existing alliance would allow them not only to better serve their customers in Japan but also to strengthen their market presence and enhance their ability to grow in the world's second largest economy.

3. Summary of Capital Alliance

In order to implement the capital alliance, Citigroup has agreed, subject to certain conditions (e.g., no breach of representations and warranties, no material adverse change, etc.), to cause its wholly-owned U.S. subsidiary (Citigroup Japan Investments LLC) to launch a tender offer for 100% of Nikko Cordial’s shares at a purchase price of ¥1,350 per share. Citigroup has also agreed that this tender offer will be launched regardless of whether Nikko Cordial’s shares are delisted from the Tokyo Stock Exchange. Citigroup expects to be able to launch the tender offer within the next week.

Citigroup will not be required to purchase any of Nikko Cordial’s shares in the tender offer unless doing so would give Citigroup and its affiliates at least a majority ownership interest in Nikko Cordial’s shares (after counting the approximately 4.9% stake currently owned by Citigroup and its affiliates). Citigroup will announce the other details of the tender offer at the time it is launched. The purchase of Nikko Cordial shares in the tender offer is expected to be accretive for Citigroup. If Citigroup purchases all of Nikko Cordial’s outstanding shares (other than those currently owned by Citigroup and its affiliates) in the tender offer, the total purchase price would be approximately ¥1.253 trillion.

Citi is acting as sole investment banking adviser to Citigroup and Citigroup Japan Investments LLC on this transaction.

4. Overview of Citigroup and Nikko Cordial

i)	Trade name	Citigroup Inc.		Nikko Cordial Corporation

ii)	Primary business	•	Diversified global financial services holding company whose businesses provide a broad range of financial services to consumer and corporate customers	•	Financial services centered on securities business

iii)	Date of incorporation	•	March 8, 1988	•	April 1, 1944

iv)	Location of head office	•	399 Park Ave, New York, New York	•	6-5, Nihonbashi Kabutocho, Chuo-Ku, Tokyo, Japan

v)	Representative	•	Charles O. Prince, Chairman and CEO	•	Shoji Kuwashima

vi)	Amount of stated capital	Preferred Stock		•	Yen 233,844 million (as of 9/30/2006)
		•	US$1 billion
Common Stock
		•	US$55 million
Additional paid-in capital
		•	US$18.253 billion
Total Stockholders' Equity
		•	US$119.783 billion (as of 12/31/06)

vii)	Employees	•	More than 320,000 (as of 12/31/06)	•	11,996 (as of 12/31/06)

viii)	Major shareholders and their percentage of shareholdings	•	No shareholders own more than 5%		(as of 9/30/2006)
				•	Travelers Group International LLC * (4.87%)
Top 10 Shareholders (as of 12/31/06, source: 13F Filings)
				•	Mizuho Corporate Bank (4.82%)
		•	Barclays Global Investments Ltd (4.443%)	•	Japan trustee Services Bank (trust account) (4.27%)
		•	Capital Research Management (4.410%)	•	Mellon Bank Treaty Clients Omnibus (3.94%)
		•	AXA (3.491%)	•	State Street Bank and trust Company 505025 (3.01%)
		•	State Street (3.110%)
		•	Vanguard Group (2.657%)
		•	Wellington Management (2.321%)
		•	UBS Global Asset Management (1.535%)
		•	Fidelity Management (1.355%)
		•	Morgan Stanley & Co. (1.345%)
		•	Mellon Financial Corp (1.275%)
		•	Prince Alwaleed bin Talal ( - )**

ix)	Relationship of companies	(a)	Capital relationship:
Citigroup International LLC, an affiliate of Citigroup, holds 47,501,000 shares of the Company.
		(b)	Human relationship:
Not applicable.
		(c)	Business relationship:
Executed shareholders agreements in relation to the operations of Nikko Citigroup Limited and NikkoCiti Trust & Banking Corporation.

* Travelers International LLC changed its name to Citigroup International LLC on January 29, 2007.
** Individual investor - ownership percentage not known

5. Summary of Credit Support Agreement

In order to assist Nikko Cordial in ensuring market trust and confidence in its liquidity, and in protecting the interests of its stakeholders, even if its shares are delisted from the Tokyo Stock Exchange, Citigroup and Nikko Cordial, together with Nikko Cordial Securities, Inc., Nikko Citigroup Limited and Citigroup Global Markets Holdings, Inc., have entered into a credit support agreement. The parties to that agreement have agreed that, for a certain period of time following any delisting of Nikko Cordial’s shares, Citigroup may elect to provide financing to Nikko Citigroup Limited in the form of loans, bonds, stock acquisition rights or shares of Nikko Citigroup Limited, or any combination of the foregoing. This credit support agreement is intended to ensure stability in funding sources for Nikko Cordial and Nikko Citigroup Limited in case of any disruption that may result in a delisting situation.

# # #
<Citigroup>

Media		Investors
In Japan		Equity Investors
Corporate Affairs	81-3-5462-6703	Arthur Tildesley	1-212-559-2718

In New York		Fixed Income Investors
Christina Pretto	1-212-559-9560	Maurice Raichelson	1-212-559-5091
Michael Hanretta	1-212-559-9466

<Nikko Cordial Group>
Media
In Japan
Corporate Communications	81-3-5644-4551

As to Citigroup Inc.
Citi, the leading global financial services company, has some 200 million customer accounts and does business in more than 100 countries, providing consumers, corporations, governments and institutions with a broad range of financial products and services, including consumer banking and credit, corporate and investment banking, securities brokerage, and wealth management. Citi's major brands include Citibank, CitiFinancial, Primerica, Citi Smith Barney and Banamex. Additional information may be found at www.citigroup.com or www.citi.com.

Certain statements in this document are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those included in these statements due to a variety of factors. More information about these factors is contained in Citigroup's filings with the Securities and Exchange Commission.

As to Nikko Cordial Corporation
Nikko Cordial Corporation is a diversified financial service group for providing securities related services and meeting various financial needs such as capital funding and asset management.

The major group companies are described as below and are providing solutions with the customers.

Nikko Cordial Securities Inc.:	Retail Securities and Whole Sales
Relationship Managers Services
Nikko Citigroup Limited:	Wholesale Investment Bank
Nikko Asset Management:	Asset Management Business
Nikko Principal Investments Japan Limited:	Merchant Banking Business

The number of the employees on the group consolidated basis is 11,996 as of December 31, 2006. Please see the additional information at www.nikko.jp/index_e.html